Exhibit 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements Nos. 333-110395, 333-75468, 333-90540 and 333-146565 of Automatic Data Processing, Inc. on Form S-8 of our report dated June 23, 2014, appearing in this Annual Report on Form 11-K of Automatic Data Processing, Inc. Retirement and Savings Plan for the year ended December 31, 2013.

/s/ CohnReznick LLP

Roseland, New Jersey
June 23, 2014

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